SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 25, 2003

Wachovia Asset Securitization, Inc.

(Issuer in respect of the Asset-Backed Certificates, Series 2002-HE1)
(Exact name of registrant as specified in its charter)

Delaware	333-97457	56-1967773

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Wachovia Bank, National Association, 8739 Research Drive, Suite D, Charlotte, NC	28288-0121

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (704) 593-7616

(Former name or former address, if changed since last report.)

Item 5.     See the monthly statement to Bondholders attached as Exhibit 20.1 hereto reflecting the required information for the July 25, 2003 payment to the Asset-Backed Certificates, Series 2002-HE1

Item 7.     Financial Statements and Exhibits.

(c) Exhibits.

Item 601 (a) of Regulation.
S-K Exhibit Number.

20.1           Monthly statement to holders of Asset-Backed Certificates, Series 2002-HE1 relating to the July 25, 2003 Payment Date.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of Asset-Backed Certificates, Series 2002-HE1 by the undersigned thereunto duly authorized.

Dated:	August 06, 2003	By:	Wachovia Asset Securitization, Inc., as
Depositor

		By:	Wachovia Bank, National Association, as
Attorney-in-fact

		By:	/s/ April Hughey
		Name:	April Hughey
		Title:	Vice President

EXHIBIT INDEX

20.1     Monthly statement to holders of Asset-Backed Certificates, Series 2002-HE1 relating to the July 25, 2003 Payment Date.